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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2003
                                                 ----------------

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

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
           OHIO                          0-27202                         34-1803229
(State or other jurisdiction     (Commission File Number)     (IRS Employer Identification No.)
   of incorporation)
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32000 AURORA ROAD                    SOLON, OHIO                     44139
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code    440/519-0500
                                                      ------------


                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)


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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        (a) On February 5, 2003, Advanced Lighting Technologies, Inc., and certain of its United States subsidiaries (APL Engineered Materials, Inc., Venture Lighting International, Inc., Ballastronix (Delaware), Inc., Microsun Technologies, Inc., Lighting Resources International, Inc. and ADLT Services, Inc.), voluntarily filed for protection under the provisions of Chapter 11 of the Federal Bankruptcy Code. The filing was made in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division in Chicago, IL. The debtors are continuing in possession of their properties and are operating their businesses as debtors-in-possession pursuant to the Federal Bankruptcy Code. The filing does not include other United States subsidiaries or foreign subsidiaries.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

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
EXHIBIT NO.        DESCRIPTION OF EXHIBITS                             PAGE NO.
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
99.1          Press release of Advanced Lighting Technologies, Inc.
              dated February 5, 2003.
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ITEM 9. REGULATION FD DISCLOSURE

On February 5, 2003, Advanced Lighting Technologies, Inc. and all of its U.S. based operating subsidiaries (with the exception of Deposition Sciences, Inc.) voluntarily filed for protection under the provisions of Chapter 11 of the Federal Bankruptcy Code. The filing was made in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division in Chicago, IL. The debtors are continuing in possession of their properties and are operating their businesses as debtors-in-possession pursuant to the Bankruptcy Code. The press release of Advanced Lighting Technologies, Inc. relating to the filing is attached hereto as Exhibit 99.1.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ADVANCED LIGHTING TECHNOLOGIES, INC.


Date: February 5, 2003               By:  /s/ Wayne R. Hellman
                                     -------------------------
                                     Wayne R. Hellman
                                     Chief Executive Officer


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                                  EXHIBIT INDEX

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
EXHIBIT NO.    DESCRIPTION OF EXHIBITS                                 PAGE NO.
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
99.1           Press release of Advanced Lighting Technologies, Inc.
               dated February 5, 2003.
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